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                                                             Exhibit 25.4-1






                                             January 3, 1995















                                 BYLAWS OF

                           SYNOVUS TRUST COMPANY
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                                 BYLAWS OF
                           SYNOVUS TRUST COMPANY

                             TABLE OF CONTENTS


                                                           Page

ARTICLE ONE         Offices

   1.1    Registered Office                                 4
   1.2    Satellite Offices                                 4


ARTICLE TWO         Shareholders' Meetings

   2.1    Place of Meeting                                  4
   2.2    Annual Meeting                                    4
   2.3    Substitute Annual Meetings                        4
   2.4    Special Meetings                                  4
   2.5    Notice of Meetings                                5
   2.6    Quorum                                            5
   2.7    Voting of Shares                                  5
   2.8    Proxies                                           6
   2.9    Presiding Officer                                 6
   2.10   Adjournments                                      6
   2.11   Action of Shareholders Without a Meeting          7


ARTICLE THREE       The Board of Directors

   3.1    General Powers                                    7
   3.2    Requirements                                      7
   3.3    Number, Election and Term of Office               7
   3.4    Oath of Directors                                 8
   3.5    Removal                                           8
   3.6    Vacancies                                         8
   3.7    Compensation                                      8
   3.8    Committees of the Board of Directors              8
                  Trust Administration Committee            9
                  Compensation Committee                    9
   3.9    Advisory Directors                                9
   3.10   Emeritus Directors                                9

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ARTICLE FOUR       Meetings of the Board of Directors

   4.1    Regular Meetings                                 11
   4.2    Special Meetings                                 11
   4.3    Place of Meetings                                11
   4.4    Notice of Meetings
   4.5    Quorum                                           11
   4.6    Vote Required for Action                         11
   4.7    Action by Directors Without a Meeting            12


ARTICLE FIVE        Notice and Waiver

   5.1    Procedure                                        12
   5.2    Waiver                                           12


ARTICLE SIX         Officers

   6.1    Number                                           12
   6.2    Election and Term                                13
   6.3    Compensation                                     13
   6.4    Removal                                          13
   6.5    Chairman of the Board                            13
   6.6    President                                        13
   6.7    Officer in Place of President                    14
   6.8    Secretary                                        14
   6.9    Bonds                                            14
   6.10   Reimbursement                                    14


ARTICLE SEVEN       Dividends

   7.1    Time and Conditions of Declaration               14
   7.2    Share Dividends - Treasury Shares                14
   7.3    Share Dividends - Unissued Shares                15
   7.4    Share Splits                                     15


ARTICLE EIGHT       Shares

   8.1    Authorization and Issuance of Shares             15
   8.2    Share Certificates                               15
   8.3    Rights of Bank with Respect to Registered Owners 16
   8.4    Transfer of Shares                               16
   8.5    Duty of Bank to Register Transfer                16
   8.6    Lost, Stolen or Destroyed Certificates           16
   8.7    Fixing of Record Date                            16
   8.8    Record Date If None Fixed                        17

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ARTICLE NINE        Indemnification

   9.1    Indemnification                                  17
   9.2    Payment of Expenses in Advance                   17
   9.3    Insurance                                        17
   9.4    Rights Not Exclusive                             18


ARTICLE TEN         Emergency Operations

   10.1   General                                          18
   10.2   Meeting of the Board of Directors                18
   10.3   Interim Administration                           19
   10.4   Interim Office                                   19


ARTICLE ELEVEN      Miscellaneous

   11.1   Inspection of Books and Records                  19
   11.2   Fiscal Year                                      19
   11.3   Seal                                             20
   11.4   Annual Statements                                20
   11.5   Contracts, Checks, Drafts, Reports, Etc.         20
   11.6   Fiduciary Files                                  20
   11.7   Trust Investments                                20
   11.8   Legal Restrictions                               20

ARTICLE TWELVE      Amendments

   12.1   Power to Amend Bylaws                            20
   12.2   Conditions                                       21
   12.3   Inspection                                       21
   12.4   Filing                                           21

                                 BYLAWS OF
                           SYNOVUS TRUST COMPANY

                                ARTICLE ONE

                                  Offices


1.1 Registered Office. The company shall maintain a registered office in the county in the State of Georgia where the company is authorized to conduct its general business. Unless the Board of Directors designates otherwise, the company's main office shall be its registered office.


1.2 Satellite Offices. In addition to its registered office, the company also may have satellite offices at such other place or places as the Board of Directors may from time to time select, or as the business of the company may require or make desirable, subject to the financial institutions laws of the State of Georgia.


                                ARTICLE TWO

                          Shareholders' Meetings

2.1 Place of Meetings. Meetings of the shareholders of the company may be held at any place within (or without) the State of Georgia, as set forth in the notice thereof, or, in the event of a meeting held pursuant to a waiver of notice as set forth in the waiver, or, if no place is specified, at the registered office of the company.


2.2 Annual Meetings. The annual meeting of the shareholders of the company shall be held on the fourth Tuesday in January; provided, that if said day is a legal holiday, then such annual meeting shall be held on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. The Board of Directors may postpone any annual meeting, for not more than seven (7) days, for cause, upon not less than ten (10) days' written notice to all shareholders entitled to vote at such meeting.


2.3 Substitute Annual Meetings. If the annual meeting is not held on the day designated in Section 2.2, any business, including the election of directors, which might properly have been acted upon at such annual meeting, may be transacted at any subsequent meeting held pursuant to these bylaws or held pursuant to a court order requiring a substitute annual meeting.


2.4 Special meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the company upon the written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock of the company entitled to vote in an election of directors. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the President, Chairman of the Board of Directors, or the Board of Directors.
                                  -4-
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2.5     Notice of Meetings.  Unless waived as contemplated in Section 5.2, or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of any and each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days, nor more than fifty (50) days before the date thereof, either personally, by mail, or by telegram, charges thereof, either personally, by mail, or by telegram, charges prepaid, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or a special meeting in lieu of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Financial Institutions Code of Georgia requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of the meeting shall state the general nature of the business to be transacted.

2.6 Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Financial Institutions Code of Georgia, by the Charter or Articles of Incorporation of the company or by these bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine.
        In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of directors without regard to the other quorum requirements of the Financial Institutions Code of Georgia, the Charter or Articles of Incorporation of the company, or these bylaws.

2.7 Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The Chairman of the Board of Directors, any Vice Chairman, the President, any Executive Vice President, the Secretary or Treasurer of Synovus Financial Corp. shall be deemed to have authority to vote the shares owned by Synovus Financial Corp. and to execute proxies and written waivers and consents in relation thereto, unless, before a vote is taken or a waiver of consent is acted upon, it is made to appear by a certified copy of the bylaws or resolution of the Board of Directors of Synovus Financial Corp. that such authority does not exist or is vested in some other officer or person. In the absence of such certification, a person presenting himself at a meeting as one of such officers of Synovus Financial Corp. shall be prima facie deemed to be duly elected, qualified and acting as such officer and to be fully authorized, and in case of conflicting representation, Synovus Financial Corp. shall be deemed to be represented by its senior officer, in the order first stated above. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.
                                 -5-
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2.8     Proxies.  A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by proxy executed in writing by shareholder or by his attorney in fact and filed with the Secretary of the company on or before the date of such meeting. A proxy shall not be valid after eleven (11) months from the date of its execution, unless otherwise expressly stated therein. If the validity of any proxy is questioned, it must be submitted to the secretary of the shareholders' meeting or, to a proxy officer or committee, if appointed by the person presiding at the meeting for examination. The secretary of the meeting, or if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and referenced by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.


2.9 Presiding Officer. The Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or in the absence of the Vice Chairman of the Board of Directors, the President, shall serve as chairman of all meetings of shareholders unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman of the meeting shall appoint such persons as he deems required to assist with the meeting.


2.10 Adjournments. Any meetings of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by
        Section 2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

2.11 Action of Shareholders Without a Meeting. Any action required by the Financial Institutions Code of Georgia to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the company having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.


                               ARTICLE THREE

                          The Board of Directors

3.1 General Powers. The business and affairs of the company shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the company and do all such lawful acts and things as are not by law, any legal agreement among shareholders, the Charter or Articles of Incorporation, or these bylaws directed or required to be exercised or performed by the shareholders.


3.2 Requirements. Each director of the company shall be a United States citizen, and at least sixty percent (60%) of the directors of the company shall (1) reside in the State of Georgia, and (2) reside in the county in which the registered office of the company is located, or within forty (40) miles of any office of the company authorized to offer a complete trust service. Each director of the company shall maintain on file with company a financial statement on forms prescribed by the Department of Banking and Finance. Such financial statement shall be revised annually, but in no event shall the statement on file be more than eighteen (18) months old. At the discretion of the Board of Directors, such financial statements may be maintained in sealed envelopes available for inspection only by company regulatory examiners.


3.3 Number, Election and Term of Office. The Board of Directors of the company shall consist of not less than five (5), nor more than twenty-five (25) persons, with the exact number within such minimum and maximum figures to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders. The Board of Directors may increase or decrease the number of directors by not more than two (2) in any one year, so long as such increase or decrease does not place the number of directors at less than five (5), nor more than twenty-five (25). Except as provided in Section 3.6, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting or special meeting in lieu of the annual meeting or special meeting of shareholders. Each director, except in the case of his earlier death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

3.4 Oath of Directors. Before assuming office, each director shall take an oath that he shall diligently and honestly perform his duties in the administration of the company, that he will not permit a willful violation of the law by the company and that he meets the eligibility requirements of the Financial Institutions Code of Georgia, the company's Charter or Articles of Incorporation and these bylaws.
        Such oath or affirmation shall be signed by the director and filed with the Georgia Department of Banking and Finance.


3.5 Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court, if he is convicted of a felony, if he does not within sixty (60) days of his election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill any other requirements for holding the office of director, or if he fails to attend regular meetings of the Board of Directors for six (6) consecutive meetings without having been excused by the Board of Directors.


3.6 Vacancies. A vacancy occurring in the Board of Directors, whether caused by removal or otherwise and including vacancies resulting from an increase in the number of directors, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors. A certified copy of the resolution of the Board of Directors so selecting a new director to fill a vacancy in the Board of Directors shall be filed immediately with the Georgia Department of Banking and Finance.


3.7 Compensation. Directors may receive such compensation for their services as directors, including their services upon committees of the Board of Directors, as may from time to time be fixed by vote of the Board of Directors.


3.8 Committees of the Board of Directors. At the annual meeting of the Board of Directors or at such other times as may be desired, the Chairman of the Board of Directors, on behalf of and with the approval of the Board of Directors, shall designate and appoint from among the members of the Board of Directors the two committees identified in the subparagraphs below, which shall possess the powers and be charged with the responsibilities identified in said subparagraphs. The Chairman of the Board shall be eligible to be designated and appointed to serve as a member of any and all committees of the Board of Directors. The Chairman of the Board shall serve as an ex-officio and non-voting member of any of the committees of the Board of Directors to which he is not otherwise designated and appointed as a member.

   Trust Administration Committee: The Trust Administration Committee shall consist of the Chairman of the Board of the company, who shall be Chairman of the Committee, and at least three (3) other directors. The Trust Administration Committee shall meet monthly, at times to be fixed by the committee, and shall also meet at such other times as it may be called into session by the Chairman of the Committee, or any member thereof. The Trust Administration Committee shall possess the power and be charged with the responsibility to review investments, purchase and sale transactions, corpus encroachments and similar matters with respect to trust accounts. During the intervals between meetings of the Board of Directors, the Trust Administration Committee shall possess and may exercise any and all powers of the Board of Directors in the management and direction in the business and affairs of the company in all cases in which specific direction shall not have been given by the Board of Directors.

   Compensation Committee: The Compensation Committee shall consist of at least three (3) directors. The Compensation Committee shall possess the power and be charged with the responsibility to evaluate the remuneration of officers and members of the Board of Directors of the company and the compensation and fringe benefit plans to which officers, employees and directors of the company are eligible to participate in and to recommend to the Board of Directors whether or not it should modify, alter, amend, terminate or approve such remuneration, compensation and fringe benefit plan.

3.9 Advisory Directors. The Board of Directors of the company may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the company. Any individual appointed to serve as a member of an Advisory Board of Directors of the company shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5. It shall be the duty of members of the Advisory Board of Directors and officers of the company at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise deemed a director. The same compensation paid to directors for their services as directors shall be paid to members of an Advisory Board of Directors of the company for their services as advisory directors. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

3.10 Emeritus Directors. When a member of the Board of Directors or the Advisory Board of Directors of the company attains seventy (70) years of age (except for a member of the Board of Directors or the Advisory Board of Directors of the company who is, upon the attainment of age seventy (70), then serving as an executive officer, including Chairman of the Board or Chairman of the Executive Committee of the company or its parent corporation), such director shall automatically, at his option, either (i) retire from the Board of Directors or the Advisory Board of Directors of the company, as the case may be; or (ii) be appointed as a member of the Emeritus Board of Directors of the company. A member of the Board of Directors or the Advisory Board of Directors of the company, who is, upon the attainment of age seventy (70), then serving as an executive officer, including Chairman of the Board or Chairman of the Executive Committee, of the company or its parent corporation, may, at his option, either: (a) continue his service as a member of the Board of Directors or the Advisory Board of Directors of the company, as the case may be; or (b) be appointed as a member of the Emeritus Board of Directors of the company. A member of the Board of Directors or the Advisory Board of Directors of the company who retires from his principal occupation prior to his attainment of seventy (70) years of age, may, at the option of the Board of Directors, either continue his service as a member of the Board of Directors or the Advisory Board of Directors of the company, as the case may be; or be appointed as a member of the Emeritus Board of Directors of the company. Members of the Emeritus Board of Directors of the company shall be appointed annually by the Chairman of the Board of Directors of the company at the Annual Meeting of the Board of Directors of the company, or from time to time thereafter. Each member of the Emeritus Board of Directors of the company, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding Annual Meeting of the Board of Directors of the company. Any individual appointed as a member of the Emeritus Board of Directors of the company may, but shall not be required to, attend meetings of the Board of Directors of the company and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the company or be counted in determining a quorum at any meeting of the Board of Directors of the company, as provided in Section 5 of Article III of the bylaws of the company.
        It shall be the duty of the members of the Emeritus Board of Directors of the company to serve as goodwill ambassadors of the company, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the company or in any manner otherwise be deemed to be a member of the Board of Directors of the company. Each member of the Emeritus Board of Directors of the company shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the company and shall remain eligible to participate in any Director Stock Purchase Plan maintained by, or participated in, from time to time by the company according to the terms and conditions thereof.

                               ARTICLE FOUR

                    Meetings of the Board of Directors

4.1 Regular Meetings. An annual organizational meeting of the Board of Directors shall be held on the day of and immediately following the annual meeting of the shareholders of the company. In the event the annual shareholders' meeting is not held as provided by Sections 2.4 or 2.11, such annual meeting shall be held as herein provided for regular meetings. In addition, regular meetings of the Board of Directors shall be held on the fourth Tuesday of March, June, September and December during the calendar year; provided, however, that any quarterly meeting may be changed to any other day during the same quarter upon notice to the directors as provided in Section 4.4 for special meetings of the Board.


4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or by any two directors in office at that time.


4.3 Place of Meetings. The Board of Directors may hold its meetings at any place within (or without) the State of Georgia as it may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.


4.4 Notice of Meetings. No notice shall be required for any regular meetings of the Board of Directors of the company; however, if notice is desired to be given for any regular meeting of the Board of Directors of the company, it shall be given or waived in the manner herein provided for notice of special meetings of the Board of Directors of the company. Unless waived as contemplated in
        Section 5.2, the President or Secretary of the company, or any director thereof shall give notice to each director of each special meeting stating the time and place of the meeting. Notice of any special meeting shall be given to each director personally or by mail, telegram or cablegram addressed to him at his last known address, at least one day prior to the meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.


4.5 Quorum. At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business.


4.6 Vote Required for Action. Except as otherwise provided in these bylaws, by the company's Charter or Articles of Incorporation, or by law, each director shall have one vote and the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.7 Action by Directors Without a Meeting. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all directors, or all members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.


                               ARTICLE FIVE

                             Notice and Waiver

5.1 Procedure. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the same in a post office or letter box in a postage prepaid, sealed envelope, addressed to the shareholder or director at his last known business or home address, and such notice shall be deemed to have been given at the time the same is deposited in the United States Mail.

5.2 Waiver. Except as limited by the Financial Institutions Code of Georgia, whenever any notice is required to be given to any shareholder or director by law, by the Charter or Articles of Incorporation, or these bylaws, a waiver thereof in writing, signed by the director or shareholder entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than one required notice.


                                ARTICLE SIX

                                 Officers

6.1 Number. The officers of the company shall consist of a Chairman of the Board of Directors, a President (who shall be a director), and a Secretary. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers, assistant officers or associate officers as it deems necessary or proper for the efficient management of the company, or as shall otherwise be required by law or regulation, including, but not limited to, one or more Chairman of the Board Emeritus, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Presidents, one or more Assistants to the President, a Comptroller, one or more Assistant Comptrollers, one or more Assistant Secretaries, one or more Trust, Investment and Trust Operations Officers, one or more Associate Trust, Investment and Trust Operations Officers, one or more Assistant Trust, Investment and Trust Operations Officers, one or more Auditing Officers, one or more Assistant Auditing Officers, one or more EDP Auditing Officers, one or more Personnel Officer; and one or more Marketing Officers.
        An individual may hold more than one office except that the same individual shall not be both President and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the company.

6.2 Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.


6.3 Compensation. The compensation of all officers of the company shall be fixed by the Board of Directors, upon the recommendation of the Compensation Committee.


6.4 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors with or without any cause whenever in its judgement the best interests of the company will be served thereby without prejudice to any contract right of such officer.
        The company shall immediately inform the Department of Banking and Finance of the State of Georgia in writing of the names of any officers removed. In the event of the vacancy of any office, the Board of Directors may fill the vacancy at either a regular meeting or a special meeting called for such purpose.

6.5 Chairman of the Board. The Chairman of the Board of Directors shall preside and act as chairman at all meetings of the shareholders and the Board of Directors and shall perform such other duties as the Board of Directors may from time to time direct.


6.6 President. The President shall be the chief executive officer of the company and shall have general control and supervision over the business and affairs of the company He shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors (if any), the President shall preside and act as chairman of all meetings of the shareholders and the Board of Directors. The President may, from time to time, appoint, dismiss and fix the compensation of the agents, clerks and employees of the company as he may deem advisable for the conduct of the business and affairs of the company and may prescribe the duties of each individual, subject to the provisions of these bylaws; and he may delegate to any officer of the company the authority to appoint, to fix the compensation of, to prescribe the duties of, and to dismiss such clerks, agents and employees. He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

6.7 Officer in Place of President. The Board of Directors shall have the power and authority to designate who, in the absence or disability of the President, or at the direction of the President, shall perform the duties and exercise the powers of the President.


6.8 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors. He shall have authority to give all notices required by law or these bylaws. He shall be custodian of the corporate seal, books, records, contracts and other documents. The Secretary may affix the company's seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.


6.9 Bonds. Any director who is authorized to handle money or negotiable assets on behalf of the company and all officers and employees having the care, custody, control or handling of any funds of the company shall be bonded by a regularly incorporated surety company authorized to do business in the State of Georgia, and the company may pay the cost of such bonds. The form, amount and surety of such bonds shall be approved by the Board of Directors and shall be subject to any additional requirements of the Department of Banking and Finance of the State of Georgia.


6.10 Reimbursement. Any payments made to an officer of the company including, but not limited to, salary, commission, bonus or reimbursement of expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the company to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed.



                               ARTICLE SEVEN

                                 Dividends

7.1 Time and Conditions of Declarations. Dividends upon the outstanding shares of the company may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of the retained earnings of the company, only when the company meets the paid-in capital and/or appropriated net earnings requirements of the Financial Institutions Code of Georgia, and only in compliance with the regulations of the Department of Banking and Finance of the State of Georgia regarding payment of dividends.


7.2 Share Dividends - Treasury Shares. Dividends may be declared by the Board of Directors and paid in the shares of the company out of any treasury shares that have been reacquired out of the capital funds of the company.

7.3 Share Dividends - Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the company out of any retained earnings of the company; provided that such shares shall be issued at not less than the par value thereof, there shall be transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend, and after payment of the dividend the company shall continue to maintain the paid-in capital and/or appropriated retained earnings requirements of the Financial Institutions Code of Georgia.


7.4 Share Splits. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock of the company shall not be construed to be a share dividend within the meaning of this Article.



                               ARTICLE EIGHT

                                  Shares

8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the company which may be issued and outstanding shall be set forth from time to time in the Charter or Articles of Incorporation of the company. The Board of Directors may increase or decrease the number of issued and outstanding shares of the company within the maximum number of shares authorized by the Charter or Articles of Incorporation and the minimum capitalization requirements of the Charter or Articles of Incorporation of Georgia law upon obtaining prior approval of such increase or decrease from the Department of Banking and Finance.


8.2 Share Certificates. The interest of each shareholder in the company shall be evidenced by a certificate or certificates representing shares of the company which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the company's books. Each certificate shall be signed by the President, or a Vice President, and the Secretary, or any Assistant Secretary, and shall be sealed with the seal of the company or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, other than the company itself, or any employee of the company, the signatures of such officers may be facsimiles. In case any officer or officers who shall have been signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the company before such certificate is issued, such certificate may be issued by the company with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

8.3 Rights of Company with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the company may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the company shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


8.4 Transfer of Shares. Transfers of shares shall be made upon the stock transfer books of the company only upon direction of the person registered in such stock transfer books as the owner of the shares.


8.5 Duty of Company to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the company is under a duty to register the transfers of its shares only if:

        (a) the share certificate is endorsed by the appropriate person or persons; and

        (b) reasonable assurance is given that these endorsements are genuine and effective; and

        (c) the company has no duty to inquire into adverse claims or has discharged any such duty; and

        (d) any applicable law relating to the collection of taxes has been complied with; and

        (e)  the transfer is in fact rightful or is to a bona fide purchaser.


8.6 Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall give the company a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.


8.7 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than fifty (50) days (and, in the case of a shareholders' meeting, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.8     Record Date If None Fixed.  If no record date is fixed as provided in
        Section 8.7 of these bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders' meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.


                               ARTICLE NINE

                              Indemnification

9.1     Indemnification.   Any person, his heirs, executors, or
        administrators, may be indemnified or reimbursed by the company for reasonable expense actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he shall be made a party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the company, or that he is or was serving, at the request of the company, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the company, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the company, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding.


9.2 Payment of Expenses in Advance. Expenses incurred in defending any action, suit, or proceeding referred to above may be paid by the company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company as provided above.


9.3 Insurance. The company, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the company, or is or was serving, at the request of the company, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the foregoing provisions of these bylaws.

9.4 Rights not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs, executors, or administrators, may be entitled as a matter of law, and the company may indemnify such persons to the extent permitted by the Finance Institutions Code of Georgia and the Georgia Business Corporation Code, as such laws may be amended from time to time.


                                ARTICLE TEN

                            Emergency Operation

10.1 General. In the event of an emergency declared by the President of the United States or the person performing his functions, or an emergency declared by the Governor of the State of Georgia or the person performing his functions, the officers and employees of this company shall continue to conduct the affairs of the company under such guidance from the directors as may be available except as matters which by statute or regulation require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency. In the absence of a plan of operation formulated by the Board of Directors providing for conducting the business of the company during the time emergencies exist, the following provisions shall govern the operations of the company notwithstanding any other provisions of these bylaws to the contrary. Provided, further, that all operations shall be consistent with all State and Federal laws governing emergency operations.


10.2 Meeting of the Board of Directors. The Board of Directors shall meet as soon as practicable at the time and place within the State of Georgia, or, if no place within the State of Georgia can be utilized promptly, without the State of Georgia, as designated by the Chairman of the Board of Directors, the President, the officer designated pursuant to Section 6.7, or any two directors. Any director may waive notice of such meeting.

        If it shall be determined at such meeting that there are less than five (5) directors then capable of serving, the directors present at such meeting, shall, by majority vote, appoint a sufficient number of persons to fill the vacancies existing in the Board of Directors to bring the total number of directors to not less than five (5).

        As soon as a majority of such Board of Directors, consisting of not less that five (5) members, can be assembled at the meeting required by this Section 10.2 or any adjournment thereof, which adjournment can be effected at any time by a majority vote of those in attendance, the Board of Directors as then constituted shall
        (i) appoint such officers as may be required to transact the business of the company to succeed the then appointed or acting officers who have been incapacitated as a result of the emergency, and (ii) designate and authorize temporary relocation and establishment of the main office and any satellite office of the company which may have become wholly or partially unusable as a result of the emergency conditions at any other office of the company, or other location in the State of Georgia, and (iii) at its discretion, authorize the entry of the company into an agreement with any other bank or trust company authorized to exercise trust powers in the State of Georgia (the "other company") whereby the company shall act as agent for the other company or the other company shall act as agent for the company and perform temporarily any and all operations and functions thereof.

10.3 Interim Administration. Until such time as the meeting of the Board of Directors required by Section 10.2 can be held and action taken by it, and in the event either the President or the officer of the company designated pursuant to Section 6.7 cannot be located or is unable to continue normal executive duties, all perfunctory matters ordinarily performed by the President may be performed by any Executive Vice President if such officer or officers have been designated, and if not, by any Senior Vice President if such officer or officers have been designated, and if not, any Vice President if such officer or officers have been designated, and if not, by the Secretary of the company.


10.4    Interim Office.  Until such time as the meeting required by
        Section 10.2 can be held and action taken by the Board of Directors as then constituted, and in the event that because of damage or disaster the main office or any satellite office of the company becomes wholly or partially unusable, such main office or satellite office shall be relocated at any other branch or location designated by the Acting President.

        The Acting President shall notify the State and Federal regulatory authorities of any such relocation of its main office, or satellite offices as promptly as possible.




                              ARTICLE ELEVEN

                               Miscellaneous


11.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the company shall be open to the inspection of shareholders, except such accounts, books, and records that are specifically open to inspection by law, and the Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable laws for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

11.2 Fiscal Year. The fiscal year of the company shall be the calendar year.

11.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

11.4 Annual Statements. The company shall prepare such financial statements showing the results of its operations during its fiscal year as shall be required by Regulations of the Department of Banking and Finance of the State of Georgia.

11.5 Contracts, Checks, Drafts, Reports, etc. Such of the officers or employees of the company as may from time to time be designated by the Board of Directors shall have power and authority to sign contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the company, whether in its own right or in any fiduciary capacity. No officer or employee, however, may on behalf of the company, execute or deliver any check, draft or other like instrument in favor of himself. Provided, further, any officer elected by the Board of Directors may sign reports to the Department of Banking and Finance and such other State and Federal agencies as may be filed, unless otherwise required by law or regulation. In addition to the powers granted to the Board of Directors to designate from time to time certain officers and employees of the banks to sign contracts, checks, drafts and like instruments and other instruments as set forth in this paragraph, the officers identified in the subparagraphs hereinbelow shall be authorized to sign the documents identified in said subparagraphs.

   (1) All transfers of stock or other securities requiring an endorsement, sold or transferred by the company in a fiduciary, agency or representative capacity, shall be signed by any one of the following officers and attested by any other officer of the company with the corporate seal of the company affixed thereto: the President, any Vice President, any Trust Officer, any Investment Officer, any Trust Operations Officer, any Associate Trust, Investment or Trust Operations or any Assistant Trust, Investment or Trust Operations Officer.

   (2) All transfers of stock or other securities requiring an endorsement, sold or transferred by the company when held by the company for its own account, shall be valid and binding when signed by any one of the following officers and attested by any other officer of the company with the corporate seal of the company affixed thereto: the President, any Vice President, any Trust Officer, any Investment Officer, any Trust Operations Officer, any Associate Trust, Investment or Trust Operations Officer or any Assistant Trust, Investment or Trust Operations Officer.

   (3) The President, any Vice President, any Trust Officer, any Investment Officer, any Trust Operations Officer, any Associate Trust, Investment or Trust Operations Officer, or any Assistant Trust, Investment or Trust Operations Officer of the company shall be authorized to execute notes, bonds or any other like written instruments that may be deemed necessary and proper for the conduct of the business of the company in any capacity in which the company may be acting as executor, administrator, guardian, trustee or in any other fiduciary, agency or representative capacity including, but not limited to, the execution of documents to surrender notes, bonds or other evidences of indebtedness and accept payments thereof.

11.6 Fiduciary Files. There shall be maintained by the company all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.


11.7 Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the company a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.


11.8 Legal Restrictions. All matters covered in these bylaws shall be subject to such restrictions as shall be imposed on this company by State and Federal laws and regulations.




                              ARTICLE TWELVE

                                Amendments


12.1 Power to Amend Bylaws. The Board of Directors and the shareholders shall have power to alter, amend or repeal these bylaws or adopt new bylaws, and any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed, by the Board of Directors.


12.2 Conditions. Action taken by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.


12.3 Inspection. A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place in the main office of the company, and shall be open to inspection by all shareholders during business hours. The directors may furnish a copy of the bylaws, and all amendments thereto, to all shareholders, provided that all amendments and alterations by the Board of Directors shall be furnished to the shareholders at the first meeting of the shareholders thereafter.

12.4 Filing. A copy of the bylaws and all amendments, upon ratification by the shareholders or directors, shall be filed with the Department of Banking and Finance of the State of Georgia within forty-five (45) days of ratification.